           As filed with the Securities and Exchange Commission on March 1, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CROWN HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

One Crown Way
Pennsylvania	Philadelphia, Pennsylvania 19154	75-3099507
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

CROWN CORK & SEAL COMPANY, INC.
RETIREMENT THRIFT PLAN

(Full Title of the Plan)

William T. Gallagher, Esquire
Senior Vice President, Secretary and General Counsel
Crown Holdings, Inc.
One Crown Way
Philadelphia, Pennsylvania 19154
(Name and address of agent for service)
(215) 698-5100
(Telephone number, including area code, of agent for service)
With a Copy to:
William G. Lawlor, Esquire
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
(215) 994-4000

CALCULATION OF REGISTRATION FEE

Title Of		Proposed	Proposed
Securities	Amount	Maximum	Maximum	Amount Of
To Be	To Be	Offering	Aggregate	Registration
Registered	Registered	Price Per Share (1)	Offering Price (1)	Fee

Common Stock par value
$5.00 per share (2)
Interests in the Plan (3)	1,000,000 shares	$22.67	$22,670,000	$695.97

(1)	Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $22.67 per share, the average high and low prices of Common Stock, par value $5.00 per share (“Common Stock”), of Crown Holdings, Inc. as reported on the New York Stock Exchange on February 27, 2007.
(2)	Includes associated Rights to Purchase Common Stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable, are evidenced by the certificates representing Common Stock, and will be transferred with and only with Common Stock.
(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the employee benefit plan described herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

This registration statement is filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering additional shares of Common Stock of the registrant in connection with the Crown Cork & Seal Company, Inc. Retirement Thrift Plan (the “Plan”). A registration statement on Form S-8, file number 333-85842 was filed on April 8, 2002 in respect of shares of Common Stock to be offered pursuant to the Plan and is currently effective, and a post-effective amendment naming Crown Holdings, Inc. as the successor registrant to Crown Cork & Seal Company, Inc. was filed on Form S-8, file number 333-85842-99 on March 11, 2003 (the “Prior Registration Statements”). The contents of the Prior Registration Statements, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

Item 8.     Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit Number	Description

23	Consent of PricewaterhouseCoopers, LLP.

24	Power of Attorney (included in Signature Page)

SIGNATURES

        The Registrant.   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on this 28th day of February, 2007.

CROWN HOLDINGS, INC.

By:	/s/ William T. Gallagher
William T. Gallagher
Senior Vice President, Secretary
And General Counsel

POWER OF ATTORNEY

         KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Conway, Alan W. Rutherford and William T. Gallagher, each and individually, his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ John W. Conway	Chairman of the Board, President
John W. Conway	and Chief Executive Officer (Principal Executive Officer)	February 28, 2007

/s/ Alan W. Rutherford	Vice Chairman of the Board, Executive Vice President and
Alan W. Rutherford	Chief Financial Officer (Principal Financial Officer)	February 28, 2007

/s/ Thomas A. Kelly	Vice President and Corporate Controller
Thomas A. Kelly	(Principal Accounting Officer	February 28, 2007

/s/ Jenne K. Britell	Director
Jenne K. Britell		February 28, 2007

/s/ Arnold W. Donald	Director
Arnold W. Donald		February 28, 2007

/s/ Marie L. Garibaldi	Director
Marie L. Garibaldi		February 28, 2007

/s/ William G. Little	Director
William G. Little		February 28, 2007

/s/ Hans J. Löliger	Director
Hans J. Löliger		February 28, 2007

/s/ Thomas A. Ralph	Director
Thomas A. Ralph		February 28, 2007

/s/ Hugues du Rouret	Director
Hugues du Rouret		February 28, 2007

/s/ Harold A. Sorgenti	Director
Harold A. Sorgenti		February 28, 2007

/s/ Jim L. Turner	Director
Jim L. Turner		February 28, 2007

/s/ William S. Urkiel	Director
William S. Urkiel		February 28, 2007